As filed with the Securities and Exchange Commission on July 28, 2017. Registration No. 333-181825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0440990
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices and zip code)

____________________________

New Ulm Telecom, Inc.

Director Stock Plan

(Full title of the Plan)

____________________________

Curtis O. Kawlewski
Chief Financial Officer
New Ulm Telecom, Inc.
27 North Minnesota Street
New Ulm, Minnesota 56073
507-354-4111

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company) Emerging growth company ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement (Reg. No. 333-181825) on Form S-8 (the “2012 Registration Statement”) deregisters all securities registered pursuant to the 2012 Registration Statement remaining unsold as of the filing date of this Post-Effective Amendment No. 1.

On May 26, 2017, New Ulm Telecom, Inc. filed Registration Statement on Form S-8 (File No. 333-218261) for the New Ulm Telecom, Inc. 2017 Omnibus Stock Plan (“2017 Plan”). The 2017 Plan, among other things, replaces the Director Stock Plan. In connection with the adoption the 2017 Plan, the Company has terminated the offering of shares under the Director Stock Plan pursuant to the 2012 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Ulm, State of Minnesota, on July 28, 2017.

NEW ULM TELECOM, INC.

By        /s/ Bill D. Otis__________________________

Bill D. Otis

President and Chief Executive Officer